AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
                   DATED AS OF JANUARY 1, 1996 BY AND BETWEEN
              CAPITAL FACTORS HOLDING, INC., A FLORIDA CORPORATION
                  CAPITAL FACTORS, INC., A FLORIDA CORPORATION,
                AND JOHN W. KIEFER (HEREINAFTER THE "EXECUTIVE")

         This Amendment No. 1 to the Employment Agreement dated as of January 1, 1996, by and between CAPITAL FACTORS HOLDING, INC., a Florida corporation (the "Company"), CAPITAL FACTORS, INC., a Florida corporation ("Factors"), and JOHN
W. KIEFER (hereinafter called the "Executive") (the "Agreement"), a copy of which is attached hereto as Exhibit "A", is entered into as of this ____ day of June, 1996, by and between the Company, Factors and the Executive.

         WHEREAS, the parties hereto desire to amend Section 3.2 hereof in the manner set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, undertakings, representations and warranties herein contained, the parties hereto hereby agree and covenant with each other as follows:

         1. AMENDMENT OF SECTION 3.2. Section 3.2 of this Agreement is amended to read in its entirety as follows:

                           3.2 SIGNING BONUS AND COMPANY LOAN. Upon execution of this Agreement, the Company shall: (i) pay the Executive $250,000 in cash as a signing bonus, subject to applicable withholding and other taxes; and (ii) loan the Executive $100,000 (the "Company Loan"). The Company Loan shall bear interest at the WALL STREET JOURNAL prime rate (as defined in the Capital Bank line of credit agreements) plus 1 1/2% . On each December 31 during the Term, twenty percent of the entire remaining principal amount of the Company Loan together with all interest accrued through such date shall become immediately due and payable. The entire principal balance together with all accrued interest thereon shall be due and payable in full in the event of and upon the earlier termination of this Agreement. Notwithstanding the



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         foregoing, the Company shall, for each December 31 during the Term that
         Executive continues to be employed by the Company at such time, pay to the Executive a bonus equal to the amount of principal and accrued interest due and payable to the Company under the Company Loan at such December 31.

         2. TERMS OF AGREEMENT. Except as provided above, the terms and provisions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                            CAPITAL FACTORS HOLDING, INC.

                                            By:________________________________

                                            CAPITAL FACTORS, INC.

                                            By:________________________________

                                            ___________________________________
                                            JOHN W. KIEFER

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